NORTHERN FUNDS

                                   FORM N-SAR

                               FILE NO. 811-08236

                        FISCAL YEAR ENDED MARCH 31, 2007

EXHIBIT INDEX

EX-99.77B: Accountant's report on internal control

EX-99.77C: Matters submitted to a vote of security holders

EX-99.77M: Mergers

EX-99.77O: Transactions effected pursuant to Rule 10f-3

EX-99.77Q1(a): Copies of any material amendments to the registrant's charter or by-laws

EX-99.77Q1(g): Copies of any merger or consolidation agreement




                                                                      EX-99.77B

ACCOUNTANT'S REPORT ON INTERNAL CONTROL

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Trustees of Northern Funds:

In planning and performing our audits of the financial statements of Northern Funds (the "Trust"), including Emerging Markets Equity Fund, Enhanced Large Cap Fund, Growth Equity Fund, Income Equity Fund, International Growth Equity Fund, Large Cap Value Fund, Mid Cap Growth Fund, Select Equity Fund, Small Cap Growth Fund, Small Cap Value Fund, Technology Fund, Global Real Estate Index Fund, International Equity Index Fund, Mid Cap Index Fund, Small Cap Index Fund, Stock Index Fund, Multi-Manager International Equity Fund, Multi-Manager Mid Cap Fund, Multi-Manager Small Cap Fund, Bond Index Fund, Fixed Income Fund, Global Fixed Income Fund, High Yield Fixed Income Fund, High Yield Municipal Fund, Short-Intermediate U.S. Government Fund, U.S. Government Fund, Arizona Tax-Exempt Fund, California Intermediate Tax-Exempt Fund, California Tax-Exempt Fund, Intermediate Tax-Exempt Fund, Tax-Exempt Fund, California Municipal Money Market Fund, Money Market Fund, Municipal Money Market Fund, U.S. Government Money Market Fund, and U.S. Government Select Money Market Fund, as of and for the year ended March 31, 2007, except for Emerging Markets Equity Fund, whose financial statements were for the period April 25, 2006 (commencement of operations) though March 31, 2007, Global Real Estate Index Fund, whose financial statements were for the period July 26, 2006 (commencement of operations) through March 31, 2007, Multi-Manager International Equity Fund, Multi-Manager Mid Cap Fund, and Multi-Manager Small Cap Fund, whose financial statements were for the period June 22, 2006 (commencement of operations) through March 31, 2007, and Bond Index Fund, whose financial statements were for the period February 27, 2007 through March 31, 2007, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process, or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the Trust's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Trust's internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of March 31, 2007.

This report is intended solely for the information and use of management and the Board of Trustees of Northern Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

DELOITTE & TOUCHE LLP
Chicago, Illinois
May 15, 2007